Exhibit 99.1

American International Group, Inc. Investor Presentation August 13, 2013

Cautionary Statement Regarding Projections and Other Information About Future Events This document and the remarks made within this presentation may include, and officers and representatives of American International Group, Inc. (AIG) may from time to time make, projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements include statements preceded by “believe “ “anticipate “ “expect “ “intend “ “plan “ “view “ “target” by, followed by or including words such as believe, anticipate, expect, intend, plan, view, target or “estimate”. It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include: changes in market conditions; the occurrence of catastrophic events, both natural and man-made; significant legal proceedings; the timing and applicable requirements of any new regulatory framework to which AIG is subject as a savings and loan holding company, as a systemically important financial institution, and as a global systemically important insurer; concentrations in AIG’s investment portfolios; actions by credit rating agencies; judgments concerning casualty insurance underwriting and insurance liabilities; judgments concerning the recognition of deferred tax assets; and such other factors discussed in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) and Part II, Item 1A. Risk Factors in AIG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, in Part I, Item 2. MD&A in AIG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and in Part I, Item 1A. Risk Factors and Part II, Item 7. MD&A in AIG’s Annual Report on Form 10-K for the year ended December 31, 2012. AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. This document and the remarks made orally may also contain certain non-GAAP financial measures. The reconciliation of such measures to the most comparable GAAP measures in accordance with Regulation G is included in the Second Quarter 2013 Financial Supplement available in the Investor Information section of AIG’s corporate website, www.aig.com, as well as this presentation. IRS Circular 230 Disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that (i) any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code; (ii) any such tax advice is written in connection with the promotion or marketing of the matters addressed; and (you are not the original you should seek advice 2 iii) if addressee of this communication, based on your particular circumstances from an independent advisor.

AIG – An Established Global Insurance Franchise

A platform for delivering sustainable profitable growth.

Core Insurance Businesses	Strategies	Key Accomplishments
AIG Property Casualty	▪ Capitalize on global footprint; presence in over 90 countries	HSBC agreement / PICC joint venture. 11% of 2012 NPW from growth economies[1]
	▪ Grow high value lines and optimize business mix	Year-to-date NPW growth (ex. FX and Reinsurance) in all major PC lines (ex. Casualty) Exited certain Casualty lines
	▪ Execute on technical underwriting, improved claims management, and analytics	Accident year loss ratio, as adjusted, trending down approximately 3.0 pts annually since 1Q11
AIG Life and Retirement	▪ Maintain balanced portfolio of products that are scalable	Resulted in diversified sources of earnings
	▪ Maintain spread management through new business pricing and active crediting rate management	Crediting rates reduced in fixed annuities & group retirement
	▪ Stable and consistent earnings	Approximately \$0.8 bn – \$1.4 bn in quarterly earnings since 4Q11
Mortgage Guaranty	▪ Selectively underwrite based on multivariate model to achieve higher risk adjusted returns at consistent levels of pricing	2012 New insurance written[2] of \$37 bn up 104% from 2011
	▪ Actively manage legacy book (Letter Campaign)	31% decline in delinquency ratio from 2Q12 to 7.1% at 2Q13

1) Growth economies are those within Central Europe, Middle East, Africa, Latin America and Asia Pacific, excluding Japan.
2) Original principal balance of loans (First Lien).

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AIG – Building on Capital Strength

Active Capital Management

- Declared $0.10/sh. quarterly cash dividend; $1 billion share repurchase authorization, both in Aug. '13
- First half 2013 debt calls and tenders of $2.9 billion (face amount)
- $13 billion in share repurchases in 2012

Robust Statutory Capital

- Year-end 2012 fleet RBC ratios(1):
  - AIG PC U.S.: 443% (ACL)
  - AIG L&R: 532% (CAL)
- Year-end 2012 fleet adjusted statutory capital(1):
  - AIG PC U.S.: $24 billion
  - AIG L&R: $21 billion

Growth in BVPS

- $61.25 – up 6% from 12/31/12 (ex. AOCI)

Strong Liquidity

- Expected annual distributions from insurance subsidiaries: $4 – 5 billion
- Additional tax sharing payments to Parent
- $11.0 billion of Parent liquidity

Monetization of Deferred Tax Assets

- Net DTA of $16.7 billion at Dec. 31, 2012

AIG Shareholders' Equity - $97.5 bn at June 30, 2013



AIG Property Casualty $49.0 bn
AIG Life and Retirement $37.7 bn
Other $8.5 bn(2)
Mortgage Guaranty $2.3 bn

Note: Data as of June 30, 2013 unless otherwise noted.

1) The inclusion of fleet RBC measures and fleet adjusted statutory capital is intended solely for the information of investors and is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities. ACL is defined as Authorized Control Level and CAL is defined as Company Action Level.

2) Other includes AIG Parent (including the deferred tax asset valuation allowance), Global Capital Markets, Direct Investment book, AIG Life Holdings, Inc. (a non-operating holding company) and assets and liabilities held for sale, net of consolidation and eliminations.

AIG

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AIG Property Casualty 5

AIG Property Casualty – A Truly Global Franchise AIG Property Casualty is a diversified global P&C market leader with 2012 NPW of over $34 billion. ? #1 U.S.-based property casualty insurance organization in Europe, with established and growing positions in the Middle East and Africa(2) EMEA(1) 2012 NPW: $6.4 bn 19% of total NPW ? #1 commercial insurance organization in U.S./Canada, with established and growing position in Latin America(2) ? #1 foreign propertAmericas g p p y casualty insurance organization in Japan and China(2) NPW: $17.6 bn 51% of total NPW Asia Pacific NPW $10 4 b Americas 2012 NPW: $17.6 bn 51% of total NPW ? 45,000 employees who serve clients worldwide ? 52% of premiums written outside of U.S. and Canada 2012 NPW: 10.4 bn 30% of total NPW 6 ? $115 million average claims paid each business day in 2012 1) EMEA region consists of Europe, Middle East and Africa. 2) As measured by net premiums written.

AIG Property Casualty – Financial Highlights Full Year Six Months 2013 ($ i billi ) in billions) 2010 2011 2012 Net premiums written $31.6 $34.8 $34.4 $17.7 Net investment income 4.4 4.3 4.8 2.7 Operating income (loss)(1) (1.1) 1.2 1.8 2.7 Cash & invested assets(2) 123.2 127.0 131.4 125.9 Accident year combined ratio, as adjusted(3) 100.3 99.2 99.9 97.0 Shareholders’ equity 42.8 47.3 48.9 49.0 Shareholders’ equity, excluding AOCI 40.8 44.3 43.7 45.4 7 1) Operating income (loss) is derived by excluding the following items from net income (loss): net realized capital (gains) losses, other (income) expense, legal settlements related to “legacy crisis matters” and bargain purchase gain. “Legacy crisis matters” include favorable and unfavorable settlements related to events leading up to and resulting from AIG’s September 2008 liquidity crisis and legal fees incurred by AIG as the plaintiff in connection with such legal matters. 2) Includes intercompany invested assets that are eliminated in consolidation. 3) Excludes catastrophe losses and related reinstatement premiums, prior year development, net of premium adjustments, and the impact of reserve discounting.

AIG Property Casualty – Business Overview AIG Property Casualty offers a broad product platform. Commercial 2012 NPW – $20.3 bn Consumer 2012 NPW – $14.1 bn ? Global – Unique ability to serve multinational clients ? Innovative – Often first to market in new products and services, such as CyberEdge ? Maximizing value – Run-off lines actively managed for highest return on capital ? Capital Strength – U.S. fleet adjusted statutory capital of $24 billion at year-end 2012 8

AIG Property Casualty – Strategic Focus

Strategic levers driving shareholder value creation.

Business Mix	Underwriting Excellence	Claims Service	Operational Effectiveness	Capital Management
▪ Balance growth with profitability and risk ▪ Growth in Risk Adjusted Profitability (RAP) accretive products and geographies ▪ Achieve scale in key markets over a reasonable period of time ▪ Rationalize/price for capital intensive product lines	▪ Globalize standards for underwriting and pricing ▪ Expand underwriter toolkit ▪ Balance between art and science intertwined with finer segmentation	▪ Global Claims Initiative leading to claims cost savings ▪ Improved claims practices in medical and anti-fraud driven by data analytics ▪ Build advanced claims IT architecture	▪ Simplify and standardize legacy operating models ▪ Reduce overhead with cost optimization and shared service hubs	▪ Use RAP as a key performance indicator ▪ Leverage capital maintenance agreements with AIG ▪ Increase underwriting leverage

AIG

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AIG Property Casualty – Strong Brands and Customer Loyalty

AIG Property Casualty continues to be recognized for excellence.

AIG Property Casualty Clients as a Percentage of Each Category


FORTUNE 500
98%
FORTUNE GLOBAL 500
90%
Forbes 400 RICHEST PEOPLE IN AMERICA
40%

(as of 6/1/2013)

PropertyCasualty360
2013 Best Overall Commercial Insurance Provider

Business Insurance
2013 Innovation Awards

Willis Survey
#1 Performing U.S. Carrier after Storm Sandy

JD Power and Associates
2012 Claims & Customer Satisfaction Award

SAS
2012 Enterprise Excellence Award

Risk & Försäkring
2013 Insurance Company of the Year

Australian Business Awards
2013 Service Excellence

British Insurance Awards
2013 Underwriter of the Year

World Travel Fair
2013 Best Quality Service, Travel Insurance Company (3rd Consecutive Year)

Nanfang Daily
2013 Most Trustworthy Financial Brand (2nd Consecutive Year)

Celent Model Insurer Award
2011 - 2013

UK Insurance Claims Award
2013 Innovation of the Year

AIG

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AIG Property Casualty – Product Diversification Commercial Insurance Consumer Insurance Casualty ? General Liability ? Commercial Auto ? Workers’ Compensation P lA Workers id t ? Crisis Management Property ? Industrial, Energy and Commercial Property ? Global Property Accident and Health ? Personal Accident ? Supplemental Medical ? Travel ? Life including high deductible Specialty ? Aerospace ? Environmental ? Political Risk ? Trade Credit ? Marine ? D&O, E&O Personal Lines ? Automobile ? Homeowners ? Extended Warranty ? Specialty e g theft Financial Lines ? Fidelity ? Employment Practices ? Cyber Security ? Kidnap and Ransom (e.g., identity theft, credit card protection) ? Private Client Group 11

AIG Property Casualty – Growth Economies Growth economies accounted for 11% of NPW in 2012, increased 9% from 2011 ? Growth economies are those within Central Europe, Middle East, Africa, Latin America Pacific and Asia Pacific, excluding Japan ? #1 foreign property casualty insurance organization in China(1) ? Strategic investments in PICC for P&C and Life & Retirement products ? 10 year Bancassurance agreement with HSBC in Turkey 12 1) Ranking as of December 31, 2012, as measured by net premiums written.

AIG Property Casualty – Investment Composition & Ratings T t l P tf li C iti B dP tf li $102 1 billi b A C ditR ti Total Cash & Invested Assets as of June 30, 2013—$125.9 billion(1) Total Portfolio Composition Bond Portfolio—102.1 billion—by Agency Credit Rating A BBB BB CMBS 2% CDO/ABS 5% Equities 3% Other invested assets 10% A 26% BBB 12% 2% B 2% <B 6% StateCorporate s RMBS 10% Loans 1% Cash and shortterm investments 5% AAA AA 22% 30% States, municipalities, and political subdivisions 20% Non-U.S. governments 16% Corporate debt 26% U.S. Governments 2% 13 1) Includes intercompany invested assets that are eliminated in consolidation.

AIG Life and Retirement 14

AIG Life and Retirement – Operating from a Position of Strength

Market Leader	▪ Long standing leading market positions and customer brands ▪ Scale advantage in key product lines
Product Diversity & Capacity for Growth	▪ Comprehensive portfolio of life insurance, A&H, annuity, group retirement, group benefits, institutional products and mutual funds ▪ Year-end 2012 fleet RBC ratio at 532% (CAL) supports sales growth[(1)]
Multi-channel Distribution	▪ Distribution organization leverages broad product portfolio across all channels ▪ Over 300,000 financial professionals
Capital and Expense Efficiencies	▪ Simplified legal structure enhances capital efficiencies, expense savings and ease of doing business – 10 insurance legal entities consolidated to 3 ▪ Fleet adjusted statutory capital of $21 billion at year-end 2012

AIG

1) The inclusion of fleet RBC measures and fleet adjusted statutory capital is intended solely for the information of investors and is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities. CAL is defined as Company Action Level.

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AIG Life and Retirement – Financial Highlights Full Year Six Months 2013 ($ in billions) 2010 2011 2012 Premiums and deposits(1) $19.5 $24.4 $21.0 $12.3 N t i t t i 10 8 9 9 Net investment income 10.8 9.9 10.7 5.5 Operating income(2) 4.1 3.3 4.2 2.5 Cash & invested assets(3) 183.8 194.2 205.3 196.8 Assets under management 248.5 256.9 290.4 293.7 Shareholders’ equity 33.4 34.2 40.0 37.7 Shareholders’ equity, excluding AOCI 30.0 29.5 31.6 33.2 16 1) Premiums and deposits consist of life insurance premiums and deposits on annuity contracts, GICs and mutual funds. 2) Operating income is derived by excluding the following items from net income (loss): legal settlements related to legacy crisis matters, changes in fair values of fixed maturity securities designated to hedge living benefit liabilities (net of interest expense), net realized capital (gains) losses, and changes in benefit reserves and DAC, VOBA, and SIA related to net realized capital (gains) losses. 3) Includes intercompany invested assets that are eliminated in consolidation.

AIG Life and Retirement – Diversified Business Mix

2012 Premiums and Deposits - $21.0 billion(1)


Retail: 59%
Institutional: 41%
Life Insurance and A&H 16%
Fixed Annuities 7%
Retirement Income Solutions 23%
Retail Mutual Funds & Brokerage Services 13%
Group Retirement 34%
Institutional Markets 4%
Group Benefits 3%

2012 Operating Income - $4.2 billion(2)


Retail: 59%
Institutional: 41%
Life Insurance and A&H 16%
Fixed Annuities 31%
Retirement Income Solutions 12%
Group Retirement 28%
Institutional Markets 13%

1) Premiums and deposits consist of life insurance premiums and deposits on annuity contracts, GICs and mutual funds.
2) Operating income is derived by excluding the following items from net income (loss): legal settlements related to legacy crisis matters, changes in fair values of fixed maturity securities designated to hedge living benefit liabilities (net of interest expense), net realized capital (gains) losses, and changes in benefit reserves and DAC, VOBA, and SIA related to net realized capital (gains) losses. Operating income is not separately presented for Brokerage services and retail mutual funds included in the Retail operating segment and Group benefits included in the Institutional operating segment, which collectively represent approximately 1% of total AIG Life and Retirement operating income.

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AIG Life and Retirement – Assets Under Management Year-over-year growth in AUM reflects strong sales generated by our realigned distribution system, it k t f d I tit ti l b i t th i t t i Assets Under Management—$293.7 billion at June 30, 2013 equity market performance and Institutional business asset gathering strategies. 18

AIG Life and Retirement – Powerful Brands and Market Position #1 in Fixed-Rate Deferred Annuity Sales Excellence in Service, Marketing and Technology Market Tools 2012 Achievement International MarCom Awards 2012 Gold Market Positions #2 in K-12 403(b) Assets #3 in Total 403(b) Assets in Customer Excellence (ACE award for 6th Consecutive Year) DALBAR 2012 Annuity Service Excellence th Platinum and Awards (23 in total) Insurance & Financial Communications Association #4 in Structured Settlement Annuity Sales #5 in Total Annuity Sales #6 in Sales Award (6th Consecutive Year) 2012 #1 Ranking for Annuity Client Quarterly Statements (12th Consecutive Year) PlanSponsor 2012 Best in Show and Awards of Excellence (9 in total) InformationWeek 500 2012 Top Technology Term Life Innovators #6 in Variable Annuity Sales Magazine 2012 Best-in-Class Awards for Participant Services (Recognized in 6 Categories) p gy Best’s Review 2012 and 2013 Innovators Showcase 19 Note: All rankings represent 1Q13 LIMRA rankings

AIG Life and Retirement – Broad Multichannel Distribution Network Affiliated: 43% Non-affiliated: 57% 2012 Sales by Channel Diversified Distribution Network VALIC financial advisors B-Ds 29% AGLA agents Advisor Group Affiliated VALIC FAs 33% AIG Direct % Broker dealers Banks 13% Banks -affiliated Advisor Group 2% AGLA 5% Direct & Other 3% Broker-IMOs 11% Non- Benefit Independent marketing organizations Brokers 4% Benefit Brokers 20

AIG Life and Retirement – Variable Annuities

Changing competitive environment offers a unique opportunity.

Variable Annuity "Non-Captive" Industry Sales[1] ($ millions)

	1Q13			FY 2012			FY 2011			FY 2010			FY 2009		
	Rank	Sales	Share	Rank	Sales	Share	Rank	Sales	Share	Rank	Sales	Share	Rank	Sales	Share
Jackson National	1	4,565	20.4%	1	19,724	21.0%	3	17,494	17.0%	2	14,654	16.3%	3	10,002	12.4%
Prudential Financial	2	3,678	16.4%	2	17,853	19.0%	2	18,199	17.6%	1	19,845	22.1%	1	14,635	18.1%
Lincoln Financial Group	3	3,079	13.8%	4	10,419	11.1%	4	9,323	9.0%	4	8,948	9.9%	4	7,928	9.8%
MetLife	4	2,105	9.4%	3	11,818	12.6%	1	21,715	21.0%	3	12,889	14.3%	2	10,535	13.1%
AEGON/Transamerica	5	1,452	6.5%	5	4,832	5.1%	6	4,901	4.7%	6	3,462	3.8%	10	3,000	3.7%
AIG L&R	**6**	**1,375**	**6.1%**	**6**	**4,561**	**4.9%**	**9**	**3,212**	**3.1%**	**11**	**2,072**	**2.3%**	**15**	**891**	**1.1%**
TOTAL		**22,371**			**93,832**			**103,201**			**89,950**			**80,687**	

Commentary

- From 2009 through 2012, industry consolidation accelerated with the top four firms increasing their share from 53% to 64%.
- Certain competitors pulled back on their product offerings in 2013, exemplified by their decreased market share in Q1 2013.
- AIG L&R has significantly grown its market share thereby improving its industry ranking from #15 in 2009 to #6 in Q1 2013.
- AIG L&R believes there is significant remaining growth opportunity in VA due to its market share of only 6.1%.
- AIG L&R is further positioned for growth because of its manageable risk profile, characterized by only $18.6 billion in total individual VA contracts with Guaranteed Minimum Withdrawal Benefits at June 30, 2013, 64% of which contain benefits with strong de-risking features such as VIX indexing of rider fees, volatility control funds and required minimum allocations to fixed accounts[2].

1) Source: Morningstar VA Sales report. VA non-captive industry sales data excludes captive agent & direct response distribution and a pro rata elimination of internal sales. Rankings use most current data from Morningstar, Inc. and can reflect updated numbers from prior periods.
2) An additional $3.8 billion of group variable annuities (written by VALIC) have Guaranteed Minimum Withdrawal Benefits, 37% of which contain benefits with strong de-risking features.

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AIG Life and Retirement – Investment Composition & Ratings Total Cash & Invested Assets as of June 30,—$196.8 billion(1) Total Portfolio Composition Bond Portfolio—$157.3 billion—by Agency Credit Rating 2013 billion RMBS CMBS 4% CDO/ABS 5% BB 12% 5% 4% Other invested assets 6% Loans Cash and short-term investments BBB 41% B 2% <B 7% States, municipalities, and political subdivisions 2% U S Corporate debt 54% 10% 4% AAA 12% AA 10% A 24% U.S. Governments 1% Non-U.S. governments 2% 22 1) Includes intercompany invested assets that are eliminated in consolidation.

AIG Life and Retirement – Net Investment Spread Management Base Yields(1) 5.50% 5.50% 5.38% 5.33% 5.30% 5.35% 5.26% 5.31% 5.12% 5.12% 5.10% 5.25% 5.19% 5.23% 5 14% Cost of Funds(2) 5 9% 5.01% 4.95% 4.85% 5.14% 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3.13% 3.13% 3.15% 3.14% 3.28% 3.27% 3.26% 3.26% 3.10% 3.06% Base Net Investment Spreads(1) 2.36% 2.91% 2.89% 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 2.13% 2.18% 1.97% 1.98% 2.19% 1.91% 1.96% 1.75% 1.69% 1.75% 2.08% 23 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 Total Base Yields Fixed Annuities Group Retirement 1) Includes the investment return on surplus other than alternative investment or yield enhancement activities. 2) Excludes the amortization of sales inducement assets. At June 30, 2013, a total of 74% of fixed annuity and universal life account values are at contractual minimum guaranteed crediting rates vs. 61% at December 31, 2012.

Mortgage Guaranty (United Guaranty Corporation) 24

United Guaranty – A Market Leader Risk based pricing driving profitable new business. $ 14.0 $16.0 Vintage Year(2) Average FICO Score LTV Ratio New Insurance Written (NIW)(1) ($ in billions) $8.6 $8.0 $12.0 2010 760 90 2011 757 91 2012 758 91 nce Written $3.2 $0 0 $4.0 1Q13 757 90 2Q13 755 92 New Insuran 0.0 2Q11 2Q12 2Q13 ? UGC’s risk-based pricing plan, Performance Premium, utilizes over a dozen variables to evaluate loan risk and price the mortgage insurance policyg g p y. ? New insurance written (NIW) increased 63% in 2Q13 compared with 2Q12. Growth accomplished while maintaining consistently high quality risk in force. ? Operating income of $114 million for the six months ended June 30, 2013, compared to $51 million for the six months ended June 30, 2012. 25 1) New insurance written – original principal balance of loans (First-lien). Includes $162 million, $50 million and $79 million of NIW from International business in 2Q13, 2Q12 and 2Q11, respectively 2) Domestic First-lien only.

United Guaranty – Shrinking Legacy In-Force P i D li R t Primary Delinquency Rate Primary RiskD-oinm-feosrtcice (1RstIFL)i e–n$ 32.2 billion As of June 30, 2013 (by vintage year) 2004 & Prior 6% 2005 5% 2013 18% 16% 20% 2006 7% 10% 12% 14% 16% 2007 13% 2008 2012 27% 2% 4% 6% 8% 7% 2009 2010 4% 4% 2011 11% 0% 3/31/08 6/30/08 9/30/08 12/31/08 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 6/30/10 9/30/10 12/31/10 3/31/11 6/30/11 9/30/11 12/31/11 3/31/12 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 ? New business generated since the beginning of 2009 represents 62% of primary domestic RIF at June 30, 2013, the highest among peers active before 2009(1). ? Due to proactive management of delinquent book through UGC’s Letter Campaign, at June 30, 2013, the portion of defaults that have missed 12 or more payments declined to 45% from 49% at the end of 2011, the lowest among peers active before 2009(1) 26 1). 1) Peers include Mortgage Guaranty Insurance Company (MGIC), Radian Guaranty, Incorporated and Genworth Mortgage Insurance Company.

United Guaranty – Financial Strength Risk to Capital Asset Composition 80% 90% 100% Other Assets At December 31, 2012 30% 40% 50% 60% 70% Affiliated Investments Unaffiliated Stocks 0% 10% 20% UGRIC Genworth MGIC Radian Unaffiliated Bonds Cash ? UGC’s primary statutory insurance subsidiary, United Guaranty Residential Insurance Company (UGRIC), maintains an S&P rating of BBB+ and Moody’s rating of Baa1 with stable outlooks(1). ? UGRIC’s preliminary estimate for risk-to-capital at June 30, 2013 of 17.4:1 is the lowest among peers active before 2009(2). ? UGC operating earnings reflect increasing contribution from new business. ? At March 31, 2013 UGRIC has over $2.9 billion of assets with over 85% in cash and unaffiliated investments. 27 Source: Statutory filing data. 1) As of the date of this presentation. 2) Peers’ risk to capital ratios are those of their respective flagship insurance companies.

Capital Strength

Capital Position and Ratings Outstanding borrowings reflect $2.9 billion notional amount of hybrid calls and tenders in the first half of 2013. $ 16.1 $14 6 Non-redeemable $0.7 $0.7 Capital Structure ($ in billions, except per share data) $124.1 $119.2 S&P Moody’s Fitch AM Best AIG Senior Credit Ratings(2) $9.4 $6.5 noncontrolling 14.6 interests Financial Debt(1) – Debt A- Baa1 BBB NR AIG PC(3) – FSR A+ A1 A A $98.0 $97.5 D 31 J 30 Hybrids Common Equity B kV l P Sh AIG L&R(3) – FSR A+ A2 A+ A $3.42 $8.51 $4.77 $50.00 $60.00 $70.00 Dec. 31, 2012 June 30, 2013 Book Value Per Share $66.38 Leverage Ratios: 2012 2013 $66.02 $53.53 $50.11 $57.87 $61.25 $10.00 $20.00 $30.00 Financial Debt + Hybrids / $40.00 Capitalization 20.5% 17.7% Financial Debt / Capitalization 12.9% 12.3% 29 $0.00 Dec. 31, 2011 Dec. 31, 2012 June 30, 2013 BVPS, ex AOCI AOCI 1) Includes AIG Loans, Mortgages, Notes and Bonds Payable, AIGLH Notes and Bonds Payable, and Liabilities connected to the trust preferred stock. 2) All ratings have stable outlooks, except for the S&P rating for AIG-Senior Debt, which is negative, as of the date of this presentation. 3) Ratings only reflect those of the core insurance companies.

Financial Flexibility – A Source of Strength Parent liquidity balance reflects subsidiary distributions and liability management actions year-to-date. AIG Property Casualty AIG Life and Retirement Parent Cash, Short-Term Investments & Insurance Company Distributions Unencumbered Securities ($ in millions) ($ in billions) $5 349 $2,853 $2.9 Unencumbered $12.6 $11.0 $2,978 5,349 $2 686 $1,534 $2,496 $792 $1,444 $1,894 $8.1 Fixed Maturity Securities Cash & Short-term Investments 2,686 FY 2011 FY 2012 6 Mos. 2013 Dec. 31, 2012 June 30, 2013 ? Annual distributions expected to be $4 –5 billion. ? Parent cash, short-term investments and unencumbered securities of $11.0 billion includes $5.4 billion allocated toward future maturities of liabilities and contingent liquidity stress needs of the Direct Investment book and Global Capital Markets as of June 30, 2013. ? Parent also available capacity of $3 6 under credit facility 30 AIG maintained 3.6 billion its syndicated facility and contingent liquidity as of June 30, 2013.

Other Sources of Value

Direct Investment Book and Global Capital Markets

($ in billions)	Direct Investment Book (1)	Global Capital Markets (1)
Assets	$25.7	$8.6
Liabilities	21.8	3.8
Net Asset Value	$3.9	$4.8

	Legacy Matched Assets & Liabilities	AIG Hedging & Market Derivatives(2)	Legacy AIGFP CDS Portfolio: Multi-Sector	Legacy AIGFP CDS Portfolio: Corporate Arbitrage	Stable Value Wraps	Go Forward Hedging Platform
Third-Party Derivatives Notional ($ bn)	--	$92	$4	$12	$8	$24
Weighted Average Life (Years)	--	6.5	6.0	2.7	5.0	7.9
Strategy	▪ Income generated through realization of intrinsic value ▪ Assets managed to ensure liabilities can be met as they come due, even under stress scenarios	▪ Primarily hedges of DIB assets and liabilities ▪ Bulk of risk related to interest rates, foreign exchange and equities has been hedged	▪ Income generated through realization of intrinsic value ▪ Remaining credit risk viewed as attractive risk-reward		▪ Since 4Q 2012, notional value of $10 billion has been novated to AIG Life and Retirement ▪ Further novations are expected to occur over time	▪ "Clearing house" for operating company hedging and risk management needs

Note: As of June 30, 2013.

1) The DIB consists of a portfolio of assets and liabilities held directly by AIG Parent in the Matched Investment Program (MIP) and certain non-derivative assets and liabilities of AIGFP. The DIB and GCM are included in AIG's Other Operations.

2) The overall hedging activity for the assets and liabilities of the DIB is executed by GCM. The value of hedges related to the non-derivative assets and liabilities of AIGFP in the DIB is included within the assets and liabilities and operating results of GCM and is not included within the DIB operating results, assets or liabilities.

AIG

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Direct Investment Book Long-Term Debt Maturities ($ in billions) $19 4 80% 80% $25 90% $5.8 $5.6 $5 0 $1.2 $1.1 $1.1 $0.8 19.4 $18.4 $16.2 $14.4 $12.6 57% 50% 60% 70% $15 $20 $8.9 $8.2 $3.5 $3.5 $3.5 $3.5 $3.5 5.0 $4.5 $4.1 $3.9 $0.6 $0.5 $8.3 $3 8 26% 35% 20% 30% 40% $5 $10 $6.6 $5.6 $4.4 $0.4 $3.5 $0.3 $3.2 $0.3 3.8 0% 5% 16% 0% 10% $0 as of 6/30/2013 2013 2014 2015 2016 2017 2018 MIP notes payable Series AIGFP matched notes and bonds payable GIAs, at fair value Notes and bonds payable, at fair value % Maturing

Deferred Tax Asset Overview

AIG has substantial tax attribute carryforwards that are available under U.S. tax law to offset future U.S. federal income tax obligations. Amounts are presented on a U.S. GAAP basis.

		As of 12/31/11		As of 12/31/12		
($ in billions)	Type	Gross Attributes	Deferred Tax Asset	Gross Attributes	Deferred Tax Asset	Utilization/Limitations
Net Operating Loss Carryforward	Non-Life & Life	$45.2	$15.8	$39.5	$13.8	▪ Use against AIG P&C, ILFC, UGC, AIG L&R and AIG Parent income ▪ Limited use (35%) against AIG L&R taxable income; remainder applied to FTC's ▪ 2025–2031 Expiration
Capital Loss Carryforward	Life	$20.8	$7.3	$16.6	$5.8	▪ Can only apply against capital gains from AIG L&R ▪ 2013–2014 Expiration
Valuation Allowance			($7.2)		($5.1)	
Foreign Tax Credits	General		$4.2		$4.7	▪ Limited to tax on lower of taxable income or foreign source income ▪ 2015–2022 Expiration
Other Deferred Tax Liabilities			($1.8)		($2.5)	
Net Deferred Tax Assets			**$18.3**		**$16.7**	

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34

Appendix

AIG Consolidated Financial Highlights Six Months ($ millions 2012 2013 Inc. in millions, except per share amounts) (Dec.) Revenues $33,718 $33,203 (2%) Net income attributable to AIG 5,540 4,937 (11%) After-tax operating income attributable to AIG $4,724 $3,637 (23%) Diluted earnings per common share: Income from continuing operations $2.92 $3.25 11% Income from discontinued operations $0.13 $0.08 (38%) After-tax operating income attributable to AIG $2.60 $2.46 (5%) Book value per common share $60.58 $66.02 9% Book value per common share—Ex. AOCI $55.30 $61.25 11% ROE – After-tax operating income(1) 9.9% 8.4% 36 1) Computed as Annualized After-tax operating income divided by Average AIG Shareholders’ equity, excluding AOCI.

Non-GAAP Reconciliation – Pre-tax Operating Income

($ in millions)	Six Months 2013 AIG Property Casualty	AIG Life and Retirement	Mortgage Guaranty	Other Operations	Total
Income from continuing operations, before tax	**$ 2,772**	**$ 3,289**	**$ 119**	**$ (201)**	**$ 5,979**
Adjustments to arrive at operating income:					
Net losses on sale of divested businesses	-	-	-	47	47
Legal reserves	-	-	-	25	25
Legal settlements	(3)	(467)	-	(48)	(518)
Changes in fair value of securities designated to hedge living benefit liabilities, net of interest expense	-	98	-	-	98
Change in benefit reserves and DAC, VOBA and SIA related to net realized capital gains (losses)	-	1,211	-	-	1,211
Loss on extinguishment of debt	-	-	-	378	378
Other income	(10)	-	-	10	-
Net realized capital gains	(85)	(1,586)	(5)	(215)	(1,891)
Operating income	**$ 2,674**	**$ 2,545**	**$ 114**	**$ (4)**	**$ 5,329**

($ in millions)	Six Months 2012 AIG Property Casualty	AIG Life and Retirement	Mortgage Guaranty	Other Operations	Total
Income from continuing operations, before tax	**$ 1,871**	**$ 1,639**	**$ 56**	**$ 2,569**	**$ 6,135**
Adjustments to arrive at operating income:					
Net losses on sale of divested businesses	-	-	-	3	3
Legal reserves (settlements), net of related expenses	-	-	-	734	734
Changes in fair value of securities designated to hedge living benefit liabilities, net of interest expense	-	(51)	-	-	(51)
Change in benefit reserves and DAC, VOBA and SIA related to net realized capital gains (losses)	-	516	-	-	516
Loss on extinguishment of debt	-	-	-	9	9
Other income	(4)	-	-	4	-
Net realized capital (gains) losses	112	140	(5)	(395)	(148)
Non-qualifying derivative hedging (gains) losses	-	-	-	(22)	(22)
Operating income	**$ 1,979**	**$ 2,244**	**$ 51**	**$ 2,902**	**$ 7,176**

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37

Non-GAAP Reconciliation – Full Year & Six Months Pre-tax Operating Income

AIG Property Casualty ($ in millions)	Full Year 2010	Full Year 2011	Full Year 2012	Six Months 2013
Income from continuing operations, before tax	$ (93)	$ 1,820	$ 1,837	$ 2,772
Adjustments to arrive at operating income:				
Net realized capital (gains) losses	38	(607)	2	(85)
Bargain purchase gain	(332)	-	-	-
Gain on sale of properties	(669)	-	-	-
Legal settlements	-	-	(17)	-
Other (income) loss	-	5	(2)	(13)
Operating income	$ (1,056)	$ 1,218	$ 1,820	$ 2,674

AIG Life and Retirement ($ in millions)	Full Year 2010	Full Year 2011	Full Year 2012	Six Months 2013
Income from continuing operations, before tax	$ 2,701	$ 2,956	$ 3,780	$ 3,289
Adjustments to arrive at operating income:				
Legal settlements	-	-	(154)	(467)
Changes in fair value of securities designated to hedge living benefit liabilities, net of interest expense	-	-	(37)	98
Change in benefit reserves and DAC, VOBA and SIA related to net realized capital (gains) losses	104	327	1,201	1,211
Net realized capital (gains) losses	1,251	(6)	(630)	(1,586)
Operating income	$ 4,056	$ 3,277	$ 4,160	$ 2,545

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38

Non-GAAP Reconciliation – After-tax operating income Six Months ($ in millions) 2012 2013 Net income attributable to AIG $5,540 $4,937 Income from discontinued operations, net of income tax expense (243) (126) Net losses on sale of divested businesses 2 31 Uncertain tax positions and other tax adjustments 331 690 Legal reserves (settlements) related to legacy crisis matters 477 (321) Deferred income tax valuation allowance releases (1,576) (1,538) Changes in fair value of AIG Life and Retirement securities designated to hedge living benefit liabilities (33) 64 Change in benefit reserves and DAC, VOBA and SIA related to net realized capital gains 336 889 Loss on extinguishment of debt 6 246 Net realized capital gains (103) (1,235) Non-qualifying derivative hedging gains, excluding net realized capital gains (13)—After-tax operating income attributable to AIG $4,724 $3,637 39

Non-GAAP Reconciliation – BVPS ex. AOCI, Premiums & Deposits, Accident Year Combined Ratio, As Adjusted 2011 2012 2012 2013 Total AIG shareholders’ equity 101,53$ 8 $ 98,002 $ 104,709 $ 97,463 Accumulated other comprehensive income 6,481 1 2,574 9,119 7,039 Total AIG shareholders’ equity, excluding accumulated other comprehensive income $ 95,057 $ 85,428 $ 95,590 $ 90,424 Book Value Per Common Share—Ex. AOCI December 31, June 30, ($ in millions, except per share data) p , , , , Total common shares outstanding 1 ,896,821,482 1,476,321,935 1,728,469,818 1,476,348,011 Book value per common share $ 53.53 $ 6 6.38 $ 6 0.58 $ 66.02 Book value per common share, excluding accumulated other comprehensive income $ 50.11 $ 5 7.87 $ 5 5.30 $ 61.25 Six Months 2010 2011 2012 2013 AIG Life and Retirement Premiums and Deposits ($ i illi ) Full Year Premiums and deposits $ 1 9,505 $ 24,392 $ 20,994 $ 12,345 Deposits (16,405) (21,338) (17,934) (10,761) Other (580) (541) (632) (315) Premiums $ 2,520 $ 2 ,513 $ 2 ,428 $ 1,269 AIG Property Casualty Six Months in millions) Full Year 2010 2011 2012 2013 Loss ratio 85.7 78.3 73.9 65.6 Catastrophe losses and reinstatement premiums (3.3) (9.2) (7.5) (2.1) Prior year development net of premium adjustments (14.9) (0.3) (1.4) (0.9) Change in discount 1 .7 (0.1) 0.2—Accident year loss ratio, as adjusted 69.2 68.7 65.2 62.6 Accident Year Combined Ratio, As Adjusted Acquisition ratio 18.3 18.1 19.9 19.9 General operating expense ratio 12.8 12.4 14.8 14.5 Expense ratio 31.1 30.5 34.7 34.4 Combined ratio 116.8 108.8 108.6 100.0 Catastrophe losses and reinstatement premiums (3.3) (9.2) (7.5) (2.1) Prior year development net of premium adjustments (14.9) (0.3) (1.4) (0.9) C ( ) 40 Change in discount 1.7 0.1) 0.2—Accident year combined ratio, as adjusted 100.3 99.2 99.9 97.0

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